POWER OF ATTORNEY

We, the undersigned officers and Trustees of The Wright Managed Equity Trust, a Massachusetts business trust, do hereby constitute and appoint Judith R. Corchard, Peter M. Donovan, and A.M. Moody, III, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement  filed by The Wright Managed Equity Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Name                                              Capacity                                                         Date

               President, Principal Executive
/s/ Peter M. Donovan                                  Officer and Trustee                                       March 17, 2011
Peter M. Donovan

                Treasurer, Principal Financial
/s/ Michael J. McKeen                                and Accounting Officer                                March 17, 2011
Michael J. McKeen

/s/ James J. Clarke                                        Trustee                                                            March 17, 2011
James J. Clarke

/s/ Dorcas R. Hardy                                      Trustee                                                           March 17, 2011
Dorcas R. Hardy

/s/ A.M. Moody III                                       Trustee                                                           March 17, 2011
A.M. Moody, III

/s/ Richard E. Taber                                       Trustee                                                          March 17, 2011
Richard E. Taber